DEAN HELLER
           SECRETARY OF STATE
[STATE     204 NORTH CARSON STREET, SUITE 1
 SEAL]     CARSON CITY, NEVADA 89701 -4299
           (775) 684 5708
           WEBSITE: SECRETARYOFSTATE.BIZ


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     Certificate of Change Pursuant
           to NRS 78.209

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                                              ABOVE SPACE IS FOR OFFICE USE ONLY

               CERTIFICATE OF CHANGE FILED PURSUANT TO NRS 78.209
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                         FOR NEVADA PROFIT CORPORATIONS
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1.   Name  of  corporation:
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Nanopierce Technologies, Inc.

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2.   The board of directors have adopted a resolution pursuant to NRS 78.207 and have  obtained  any  required  approval  of  the  stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:
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200,000,000 shares of Common Stock, $.0001 par value per share; 5,000,000 shares of  Preferred  Stock,  $.0001  par  value  per  share
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4.   The number of authorized shares and the par value, if any, of each class or series,  if  any,  of  shares  after  the  change:
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10,000,000  shares of Common Stock, $.0001 par value per share; 5,000,000 shares of  Preferred  Stock,  $.0001  par  value  per  share
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5.   The number of shares of each affected class or series, if any, to be issued after  the change in exchange for each issued share of the same class or series:
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Common stock reverse split (20:1)

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6.   The  provisions,  if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:
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No  fractional shares shall be issued, any fractional share interests that occur shall  be  rounded  up  to  the  nearest  whole  share

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7.   Effective  date  of  filing  (optional):  1/31/06
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                                              (must not be later than 90 days
                                               after the certificate is filed)
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8.   Officer  Signature: /s/ Paul H. Metzinger           President and CEO
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                                 Signature                       Title

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

THIS FORM MUST BE ACCOMPANIED BY APPROPRIATE FEES.

                                        Nevada Secretary of State AM 78.209 2003
                                                            Revised on: 09/28/05